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                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each officer and director of Cambrex Corporation, a Delaware corporation, whose signature appears below constitutes and appoints Cyril C. Baldwin, Jr., James A. Mack and Peter Tracey, and each of them, his true and lawful Attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all Annual Reports on Form 10-K which said Cambrex Corporation may be required to file pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and any and all amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto to said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has executed this instrument as of the 24th day of January, 1994.

CYRIL C. BALDWIN, JR.                              ILAN KAUFTHAL
Cyril C. Baldwin, Jr.                              Ilan Kaufthal
Chief Executive Officer and Director               Director
(Principal Executive Officer)
                                                   ROBERT W. LEAR
Peter Tracey                                       Robert W. Lear
Vice President and Chief Financial                 Director
Officer
(Principal Financial and Accounting Officer)

FRANCIS X. DWYER                                   ROBERT LEBUHN
Francis X. Dwyer                                   Robert LeBuhn
Director                                           Director

EDWIN A. GEE                                       JAMES A. MACK
Edwin A. Gee                                       James A. Mack
Director                                           Director

GEORGE J.W. GOODMAN                                ARTHUR I. MENDOLIA
George J.W. Goodman                                Arthur I. Mendolia
Director                                           Director

                                                   DEAN P. PHYPERS
                                                   Dean P. Phypers
                                                   Director